CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 10, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A 33-26830 and 811-5717) of Dreyfus Worldwide Dollar Money Market Fund, Inc.







                                        ERNST & YOUNG LLP


New York, New York
February 20, 2003